UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Dow Chemical Company (the “Company”) today announced executive leadership retirements and appointments including the retirement of Executive Vice President and Chief Financial Officer William H. Weideman at the end of 2014 and the announcement of the election of Howard Ungerleider as Chief Financial Officer with the change in roles becoming effective October 1, 2014.

Ungerleider, 46, joined Dow in 1990 and his career has spanned a wide variety of commercial, business, financial, geographic, functional and enterprise-level leadership roles globally. In 2006, he was appointed North American commercial vice president for Dow’s $6 billion Basic Plastics business portfolio. From 2008 to 2011, Ungerleider served as vice president of Investor Relations. He was named president for Dow’s Performance Plastics Division in 2011, and in 2012 was named to his most recent position of executive vice president for Advanced Materials. There is no arrangement or understanding between Mr. Ungerleider and any other person pursuant to which Mr. Ungerleider was elected as Chief Financial Officer of the Company. There are no transactions in which Mr. Ungerleider has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition to the change in principal financial officer, the Company also announced changes to the responsibilities of Jim Fitterling and Joe Harlan, two of the Company’s named executive officers. Mr. Fitterling has been named Vice Chairman, Business Operations and Mr. Harlan has been named Vice Chairman, Market Businesses and Chief Commercial Officer.

These executive leadership changes are described in the press releases issued by the Company and attached as Exhibits 99.1 and 99.2, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by The Dow Chemical Company on September 8, 2014, announcing change in principal financial officer

99.2	Press release issued by The Dow Chemical Company on September 8, 2014, announcing executive leadership appointments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date: September 8, 2014	/s/ CHARLES J. KALIL
Charles J. Kalil
Executive Vice President, General Counsel and Corporate Secretary

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